Exhibit 10.1

AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of August 20, 2012, by and among Merisel, Inc. a Delaware corporation (the “Company” or the “Registrant”), Saints Capital Granite, L.P., a Delaware limited partnership (“Saints”), and Saints Capital VI, L.P., a Delaware limited partnership (the “Initial Investor” and together with the Company and Saints, the “Parties” and each, a “Party”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement (defined below).

RECITALS

WHEREAS, pursuant to that certain Registration Rights Agreement, dated as of February 4, 2011 (as the same has been amended, supplemented and otherwise modified to the date hereof, the “Registration Rights Agreement”), by and between the Company and Phoenix Acquisition Company II, L.L.C., a Delaware limited liability company (“Phoenix”), the Company agreed to provide certain registration rights in connection with the Registrable Securities;

WHEREAS, Phoenix assigned and transferred, and the Initial Investor accepted and assumed, all of Phoenix’s rights and obligations under the Registration Rights Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Amendment, the Company and Saints are executing and delivering a Note Purchase Agreement, dated as of even date herewith, pursuant to which the Company shall issue a new series of 10% Subordinated Convertible Notes, due August 31, 2015, which notes shall be convertible into the Company’s Common Stock;

WHEREAS, Saints desires to become a party to the Registration Rights Agreement and to be bound by the Registration Rights Agreement; and

WHEREAS, each of the Parties desires to amend the Registration Rights Agreement on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.           Agreement to be Bound.  Each of the Parties hereby agrees that upon execution of this Amendment, Saints shall become a party to the Registration Rights Agreement and be bound by and subject to all of the covenants, terms and conditions of the Registration Rights Agreement as a “Holder” thereunder.  In addition, Saints hereby agrees to execute such further instruments, agreements, joinders or similar documents as the Company may reasonably request to evidence the foregoing.

2.           Amendment.  Section 1.1 of the Registration Rights Agreement is hereby amended by deleting in its entirety the definition of “Holder Common Stock” appearing therein and inserting in replacement thereof the following new definition:

“Holder Common Stock” shall mean all of the shares of Common Stock held by a Holder and any shares of Common Stock hereafter acquired by a Holder upon conversion of the Company’s 10% Subordinated Convertible Notes, due August 31, 2015.

3.           Miscellaneous.

(a)           Except as specifically amended herein, the Registration Rights Agreement shall remain in full force and effect in accordance with its terms as are hereby ratified and confirmed by all Parties in all respects.

(b)           This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(c)           Section 6.4, Section 6.5, Section 6.9 and Section 6.12 of the Registration Rights Agreement are hereby incorporated herein by reference.

(d)           This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Facsimile and electronic execution and delivery of this Amendment shall be legal, valid and binding execution and delivery for all purposes.

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IN WITNESS WHEREOF, each of the Parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

MERISEL, INC.

By:	/s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chairman and Chief Executive Officer

SAINTS CAPITAL VI, L.P.

By:	/s/ Kenneth B. Sawyer
Name: Kenneth B. Sawyer
Title: Managing Member

SAINTS CAPITAL GRANITE, L.P.

By:	/s/ Kenneth B. Sawyer
Name: Kenneth Sawyer
Title: Managing Member